Investor Contact:	Media Contact:
Paul Trussell	Virginia Rustique-Petteni
investor.relations@nike.com	media.relations@nike.com
NIKE, INC. REPORTS FISCAL 2024 FOURTH QUARTER
AND FULL YEAR RESULTS

BEAVERTON, Ore., June 27, 2024 — NIKE, Inc. (NYSE:NKE) today reported financial results for its fiscal 2024 fourth quarter and full year ended May 31, 2024.

•Full year revenues were $51.4 billion compared to $51.2 billion in the prior year, up 1 percent on a currency-neutral basis*
•Fourth quarter revenues were $12.6 billion, down 2 percent on a reported basis and flat on a currency-neutral basis
•NIKE Direct revenues for the fourth quarter were $5.1 billion, down 8 percent on a reported basis and down 7 percent on a currency-neutral basis
•Wholesale revenues for the fourth quarter were $7.1 billion, up 5 percent on a reported basis and up 8 percent on a currency-neutral basis
•Gross margin for the fourth quarter increased 110 basis points to 44.7 percent
•Diluted earnings per share was $0.99 for the fourth quarter

"We are taking our near-term challenges head-on, while making continued progress in the areas that matter most to NIKE's future – serving the athlete through performance innovation, moving at the pace of the consumer and growing the complete marketplace," said John Donahoe, President & CEO, NIKE, Inc. "I'm confident that our teams are lining up our competitive advantages to create greater impact for our business."**

Matthew Friend, Executive Vice President & Chief Financial Officer, NIKE, Inc. said, "We are driving better balance across our portfolio. While we are encouraged by our progress, our fourth quarter results highlighted challenges that have led us to update our Fiscal '25 outlook. We are taking actions to reposition NIKE to be more competitive, and to drive sustainable, profitable long-term growth."**

Fourth Quarter Income Statement Review

•Revenues for NIKE, Inc. were $12.6 billion, down 2 percent on a reported basis and flat on a currency-neutral basis.
◦Revenues for the NIKE Brand were $12.1 billion, down 1 percent on a reported basis and up 1 percent on a currency-neutral basis, with currency-neutral growth in Greater China, APLA and EMEA, partially offset by a decline in North America.
◦NIKE Direct revenues were $5.1 billion, down 8 percent on a reported basis and down 7 percent on a currency-neutral basis, due to declines in NIKE Brand Digital of 10 percent and NIKE-owned stores of 2 percent.
◦Wholesale revenues for the fourth quarter were $7.1 billion, up 5 percent on a reported basis and up 8 percent on a currency-neutral basis.
◦Revenues for Converse were $480 million, down 18 percent on a reported basis and down 17 percent on a currency-neutral basis, primarily due to declines in North America and Western Europe.
•Gross margin increased 110 basis points to 44.7 percent, primarily due to strategic pricing actions, lower ocean freight rates and logistics costs, and lower warehousing, partially offset by lower margin in NIKE Direct and unfavorable changes in net foreign currency exchange rates.
•Selling and administrative expense decreased 7 percent to $4.1 billion.
◦Demand creation expense was $1.1 billion, flat compared to prior year as lower sports marketing expense was offset by higher advertising and marketing expense.
◦Operating overhead expense decreased 9 percent to $3.0 billion, primarily due to lower wage-related expenses. Included in Operating overhead expense was $39 million of restructuring charges.
•The effective tax rate was 13.1 percent compared to 17.3 percent for the same period last year, due to changes in earnings mix, partially offset by decreased benefits from stock-based compensation.
•Net income was $1.5 billion, up 45 percent, and Diluted earnings per share was $0.99, including $0.02 of restructuring charges, net of tax benefit. Excluding these charges, Diluted earnings per share would have been $1.01*.

Fiscal 2024 Income Statement Review

•Revenues for NIKE, Inc. were $51.4 billion compared to $51.2 billion in the prior year, up 1 percent on a currency-neutral basis.
◦Revenues for the NIKE Brand were $49.3 billion, up 1 percent on a reported and currency-neutral basis, with currency-neutral growth in Greater China and APLA, partially offset by a decline in North America.
◦NIKE Direct revenues were $21.5 billion, up 1 percent on a reported and currency-neutral basis, led by NIKE-owned stores growth of 6 percent, partially offset by a decline in NIKE Brand Digital of 3 percent.
◦Wholesale revenues were $27.8 billion, up 1 percent on a reported basis and up 2 percent on a currency-neutral basis.
◦Revenues for Converse were $2.1 billion, down 14 percent on a reported basis and down 15 percent on a currency-neutral basis, primarily due to declines in North America and Western Europe.
•Gross margin increased 110 basis points to 44.6 percent, primarily due to strategic pricing actions and lower ocean freight rates and logistics costs, partially offset by higher product input costs, lower margin in NIKE Direct and unfavorable changes in net foreign currency exchange rates.
•Selling and administrative expense increased 1 percent to $16.6 billion, including $379 million of restructuring charges.
◦Demand creation expense was $4.3 billion, up 6 percent compared to prior year, reflecting an increase in advertising and marketing expense.
◦Operating overhead expense was $12.3 billion, flat compared to prior year as lower wage-related expenses and lower technology spend were offset by restructuring charges.
•The effective tax rate was 14.9 percent, compared to 18.2 percent for the same period last year, due to changes in earnings mix and one-time items including the benefit provided by the delay of the effective date of US foreign tax regulations in the first quarter of fiscal 2024.
•Net income was $5.7 billion, up 12 percent, and Diluted earnings per share was $3.73, including $0.22 of restructuring charges, net of tax benefit. Excluding these charges, Diluted earnings per share would have been $3.95*.

May 31, 2024 Balance Sheet Review

•Inventories for NIKE, Inc. were $7.5 billion, down 11 percent compared to the prior year, reflecting a decrease in units.
•Cash and equivalents and short-term investments were $11.6 billion, up $0.9 billion from last year, as cash generated from operations was partially offset by share repurchases, cash dividends and capital expenditures.

Shareholder Returns

NIKE continues to have a strong track record of consistently increasing returns to shareholders, including 22 consecutive years of increasing dividend payouts.

In the fourth quarter, the Company returned approximately $1.6 billion to shareholders, including:
•Dividends of $560 million, up 7 percent from prior year.
•Share repurchases of $1.0 billion, reflecting 11.1 million shares retired as part of the four-year, $18 billion program approved by the Board of Directors in June 2022.

In fiscal 2024, the Company returned approximately $6.4 billion to shareholders, including:
•Dividends of $2.2 billion, up 8 percent from prior year.
•Share repurchases of $4.3 billion, reflecting 41.4 million shares retired as part of the four-year, $18 billion program approved by the Board of Directors in June 2022.

As of May 31, 2024, a total of 84.9 million shares have been repurchased under the current program for a total of approximately $9.1 billion.

Conference Call

NIKE, Inc. management will host a conference call beginning at approximately 2:00 p.m. PT on June 27, 2024, to review fiscal fourth quarter and full year results. The conference call will be broadcast live via the Internet and can be accessed at http://investors.nike.com. For those unable to listen to the live broadcast, an archived version will be available at the same location through 9:00 p.m. PT, July 11, 2024.

About NIKE, Inc.

NIKE, Inc., based near Beaverton, Oregon, is the world's leading designer, marketer and distributor of authentic athletic footwear, apparel, equipment and accessories for a wide variety of sports and fitness activities. Converse, a wholly-owned NIKE, Inc. subsidiary brand, designs, markets and distributes athletic lifestyle footwear, apparel and accessories. For more information, NIKE, Inc.'s earnings releases and other financial information are available on the Internet at http://investors.nike.com. Individuals can also visit http://news.nike.com and follow @NIKE.

*	Non-GAAP financial measures. See additional information in the accompanying Divisional Revenues, Supplemental NIKE Brand Revenue and Diluted earnings per share tables.
**
The marked paragraphs contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are detailed from time to time in reports filed by NIKE with the U.S. Securities and
Exchange Commission (SEC), including Forms 8-K, 10-Q and 10-K.

(Tables Follow)

NIKE, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	THREE MONTHS ENDED		%	TWELVE MONTHS ENDED		%
(In millions, except per share data)	5/31/2024	5/31/2023	Change	5/31/2024	5/31/2023	Change
Revenues	$12,606	$12,825	-2%	$51,362	$51,217	0%
Cost of sales	6,972	7,230	-4%	28,475	28,925	-2%
Gross profit	5,634	5,595	1%	22,887	22,292	3%
Gross margin	44.7%	43.6%		44.6%	43.5%

Demand creation expense	1,091	1,092	0%	4,285	4,060	6%
Operating overhead expense	2,997	3,282	-9%	12,291	12,317	0%
Total selling and administrative expense	4,088	4,374	-7%	16,576	16,377	1%
% of revenues	32.4%	34.1%		32.3%	32.0%

Interest expense (income), net	(53)	(28)	—	(161)	(6)	—
Other (income) expense, net	(127)	3	—	(228)	(280)	—
Income before income taxes	1,726	1,246	39%	6,700	6,201	8%
Income tax expense	226	215	5%	1,000	1,131	-12%
Effective tax rate	13.1%	17.3%		14.9%	18.2%

NET INCOME	$1,500	$1,031	45%	$5,700	$5,070	12%

Earnings per common share:
Basic	$0.99	$0.67	48%	$3.76	$3.27	15%
Diluted	$0.99	$0.66	50%	$3.73	$3.23	15%

Weighted average common shares outstanding:
Basic	1,508.0	1,536.5		1,517.6	1,551.6
Diluted	1,516.7	1,556.3		1,529.7	1,569.8

Dividends declared per common share	$0.370	$0.340		$1.450	$1.325

NIKE, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	May 31,	May 31,	% Change
(Dollars in millions)	2024	2023
ASSETS
Current assets:
Cash and equivalents	$9,860	$7,441	33%
Short-term investments	1,722	3,234	-47%
Accounts receivable, net	4,427	4,131	7%
Inventories	7,519	8,454	-11%
Prepaid expenses and other current assets	1,854	1,942	-5%
Total current assets	25,382	25,202	1%
Property, plant and equipment, net	5,000	5,081	-2%
Operating lease right-of-use assets, net	2,718	2,923	-7%
Identifiable intangible assets, net	259	274	-5%
Goodwill	240	281	-15%
Deferred income taxes and other assets	4,511	3,770	20%
TOTAL ASSETS	$38,110	$37,531	2%
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,000	$—	100%
Notes payable	6	6	0%
Accounts payable	2,851	2,862	0%
Current portion of operating lease liabilities	477	425	12%
Accrued liabilities	5,725	5,723	0%
Income taxes payable	534	240	123%
Total current liabilities	10,593	9,256	14%
Long-term debt	7,903	8,927	-11%
Operating lease liabilities	2,566	2,786	-8%
Deferred income taxes and other liabilities	2,618	2,558	2%
Redeemable preferred stock	—	—	—
Shareholders’ equity	14,430	14,004	3%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$38,110	$37,531	2%

NIKE, Inc.
DIVISIONAL REVENUES
(Unaudited)

				% Change Excluding Currency Changes[1]				% Change Excluding Currency Changes[1]
	THREE MONTHS ENDED		%		TWELVE MONTHS ENDED		%
(Dollars in millions)	5/31/2024	5/31/2023	Change		5/31/2024	5/31/2023	Change
North America
Footwear	$3,587	$3,807	-6%	-6%	$14,537	$14,897	-2%	-2%
Apparel	1,398	1,349	4%	4%	5,953	5,947	0%	0%
Equipment	293	199	47%	47%	906	764	19%	19%
Total	5,278	5,355	-1%	-1%	21,396	21,608	-1%	-1%
Europe, Middle East & Africa
Footwear	2,067	2,174	-5%	-2%	8,473	8,260	3%	1%
Apparel	1,049	1,038	1%	3%	4,380	4,566	-4%	-6%
Equipment	176	138	28%	29%	754	592	27%	24%
Total	3,292	3,350	-2%	1%	13,607	13,418	1%	0%
Greater China
Footwear	1,357	1,336	2%	6%	5,552	5,435	2%	6%
Apparel	460	438	5%	9%	1,828	1,666	10%	14%
Equipment	46	36	28%	32%	165	147	12%	17%
Total	1,863	1,810	3%	7%	7,545	7,248	4%	8%
Asia Pacific & Latin America
Footwear	1,226	1,230	0%	3%	4,865	4,543	7%	7%
Apparel	416	409	2%	5%	1,614	1,664	-3%	-2%
Equipment	63	57	11%	13%	250	224	12%	12%
Total	1,705	1,696	1%	4%	6,729	6,431	5%	5%
Global Brand Divisions[2]	11	14	-21%	-28%	45	58	-22%	-25%
TOTAL NIKE BRAND	12,149	12,225	-1%	1%	49,322	48,763	1%	1%
Converse	480	586	-18%	-17%	2,082	2,427	-14%	-15%
Corporate[3]	(23)	14	—	—	(42)	27	—	—
TOTAL NIKE, INC. REVENUES	$12,606	$12,825	-2%	0%	$51,362	$51,217	0%	1%

TOTAL NIKE BRAND
Footwear	$8,237	$8,547	-4%	-2%	$33,427	$33,135	1%	1%
Apparel	3,323	3,234	3%	4%	13,775	13,843	0%	0%
Equipment	578	430	34%	35%	2,075	1,727	20%	20%
Global Brand Divisions[2]	11	14	-21%	-28%	45	58	-22%	-25%
TOTAL NIKE BRAND REVENUES	$12,149	$12,225	-1%	1%	$49,322	$48,763	1%	1%
[1] The percent change has been calculated using actual exchange rates in use during the comparative prior year period and is provided to enhance the visibility of the underlying business trends by excluding the impact of translation arising from foreign currency exchange rate fluctuations, which is considered a non-GAAP financial measure. Management uses this non-GAAP financial measure when evaluating the Company's performance, including when making financial and operating decisions. Additionally, management believes this non-GAAP financial measure provides investors with additional financial information that should be considered when assessing the Company's underlying business performance and trends. References to this measure should not be considered in isolation or as a substitute for other financial measures calculated and presented in accordance with U.S. GAAP and may not be comparable to similarly titled non-GAAP measures used by other companies.

[2] Global Brand Divisions revenues include NIKE Brand licensing and other miscellaneous revenues that are not part of a geographic operating segment.
[3] Corporate revenues primarily consist of foreign currency hedge gains and losses related to revenues generated by entities within the NIKE Brand geographic operating segments and Converse, but managed through the Company's central foreign exchange risk management program.

NIKE, Inc.
SUPPLEMENTAL NIKE BRAND REVENUE DETAILS
(Unaudited)
				% Change Excluding Currency Changes[1]

	TWELVE MONTHS ENDED		%
(Dollars in millions)	5/31/2024	5/31/2023	Change
NIKE Brand Revenues by:
Sales to Wholesale Customers	$27,758	$27,397	1%	2%
Sales through NIKE Direct	21,519	21,308	1%	1%
Global Brand Divisions[2]	45	58	-22%	-25%
TOTAL NIKE BRAND REVENUES	$49,322	$48,763	1%	1%

NIKE Brand Revenues on a Wholesale Equivalent Basis:[3]
Sales to Wholesale Customers	$27,758	$27,397	1%	2%
Sales from our Wholesale Operations to NIKE Direct Operations	13,009	12,730	2%	2%
TOTAL NIKE BRAND WHOLESALE EQUIVALENT REVENUES	$40,767	$40,127	2%	2%

NIKE Brand Wholesale Equivalent Revenues by:[3]
Men’s	$20,868	$20,733	1%	1%
Women’s	8,586	8,606	0%	1%
Kids’	5,111	5,038	1%	1%
Jordan Brand	6,988	6,589	6%	7%
Others[4]	(786)	(839)	6%	6%
TOTAL NIKE BRAND WHOLESALE EQUIVALENT REVENUES	$40,767	$40,127	2%	2%
[1] The percent change has been calculated using actual exchange rates in use during the comparative prior year period and is provided to enhance the visibility of the underlying business trends by excluding the impact of translation arising from foreign currency exchange rate fluctuations, which is considered a non-GAAP financial measure. Management uses this non-GAAP financial measure when evaluating the Company's performance, including when making financial and operating decisions. Additionally, management believes this non-GAAP financial measure provides investors with additional financial information that should be considered when assessing the Company's underlying business performance and trends. References to this measure should not be considered in isolation or as a substitute for other financial measures calculated and presented in accordance with U.S. GAAP and may not be comparable to similarly titled non-GAAP measures used by other companies.

[2] Global Brand Divisions revenues include NIKE Brand licensing and other miscellaneous revenues that are not part of a geographic operating segment.
[3] References to NIKE Brand wholesale equivalent revenues, which are considered non-GAAP financial measures, are intended to provide context as to the total size of the Company's NIKE Brand market footprint if it had no NIKE Direct operations. NIKE Brand wholesale equivalent revenues consist of 1) sales to external wholesale customers and 2) internal sales from the Company’s wholesale operations to its NIKE Direct operations which are charged at prices comparable to those charged to external wholesale customers. Management uses this non-GAAP financial measure when evaluating the Company's performance, including when making financial and operating decisions. Additionally, management believes this non-GAAP financial measure provides investors with additional financial information that should be considered when assessing the Company’s underlying business performance and trends. References to this measure should not be considered in isolation or as a substitute for other financial measures calculated and presented in accordance with U.S. GAAP and may not be comparable to similarly titled non-GAAP measures used by other companies. Beginning in fiscal year 2025, with the continued rollout of a new Enterprise Resource Planning Platform, the Company will replace wholesale equivalent revenues and gross margin drivers with a comparable U.S. GAAP metric.

[4] Others include products not allocated to Men's, Women's, Kids' and Jordan Brand, as well as certain adjustments that are not allocated to products designated by consumer.

NIKE, Inc.
EARNINGS BEFORE INTEREST AND TAXES[1]
(Unaudited)

	THREE MONTHS ENDED		%	TWELVE MONTHS ENDED		%
(Dollars in millions)	5/31/2024	5/31/2023	Change	5/31/2024	5/31/2023	Change
North America	$1,462	$1,390	5%	$5,822	$5,454	7%
Europe, Middle East & Africa	797	781	2%	3,388	3,531	-4%
Greater China	548	529	4%	2,309	2,283	1%
Asia Pacific & Latin America	479	462	4%	1,885	1,932	-2%
Global Brand Divisions[2]	(1,148)	(1,268)	9%	(4,720)	(4,841)	2%
TOTAL NIKE BRAND[1]	2,138	1,894	13%	8,684	8,359	4%
Converse	94	150	-37%	474	676	-30%
Corporate[3]	(559)	(826)	32%	(2,619)	(2,840)	8%
TOTAL NIKE, INC. EARNINGS BEFORE INTEREST AND TAXES[1]	1,673	1,218	37%	6,539	6,195	6%
EBIT margin[1]	13.3%	9.5%		12.7%	12.1%
Interest expense (income), net	(53)	(28)	—	(161)	(6)	—
TOTAL NIKE, INC. INCOME BEFORE INCOME TAXES	$1,726	$1,246	39%	$6,700	$6,201	8%
[1] The Company evaluates the performance of individual operating segments based on earnings before interest and taxes (commonly referred to as "EBIT"), which represents Net income before Interest expense (income), net and Income tax expense. Total NIKE Brand EBIT, Total NIKE, Inc. EBIT and EBIT margin are considered non-GAAP financial measures. Management uses these non-GAAP financial measures when evaluating the Company's performance, including when making financial and operating decisions. Additionally, management believes these non-GAAP financial measures provide investors with additional financial information that should be considered when assessing the Company's underlying business performance and trends. EBIT margin is calculated as total NIKE, Inc. EBIT divided by total NIKE, Inc. Revenues. References to EBIT and EBIT margin should not be considered in isolation or as a substitute for other financial measures calculated and presented in accordance with U.S. GAAP and may not be comparable to similarly titled non-GAAP measures used by other companies.

[2] Global Brand Divisions primarily represent demand creation and operating overhead expense, including product creation and design expenses that are centrally managed for the NIKE Brand, as well as costs associated with NIKE Direct global digital operations and enterprise technology. Global Brand Divisions revenues include NIKE Brand licensing and other miscellaneous revenues that are not part of a geographic operating segment.

[3] Corporate consists primarily of unallocated general and administrative expenses, including expenses associated with centrally managed departments; depreciation and amortization related to the Company's corporate headquarters; unallocated insurance, benefit and compensation programs, including stock-based compensation; and certain foreign currency gains and losses, including certain hedge gains and losses. For the twelve months ended May 31, 2024, Corporate includes the restructuring charges, recognized as a result of the Company taking steps to streamline the organization. These charges primarily reflect employee severance costs. An immaterial amount of restructuring charges was recognized for the three months ended May 31, 2024.

NIKE, Inc.
DILUTED EARNINGS PER SHARE
(Unaudited)

	THREE MONTHS ENDED	TWELVE MONTHS ENDED
	5/31/2024	5/31/2024
DILUTED EARNINGS PER SHARE (GAAP):	$0.99	$3.73
Add: Restructuring charges	0.03	0.29
Tax effect of the restructuring charges[1]	(0.01)	(0.07)
DILUTED EARNINGS PER SHARE EXCLUDING RESTRUCTURING CHARGES (NON-GAAP):[2]	$1.01	$3.95
[1] Tax effect was determined by applying the tax rate applicable to the specific item.
[2] Diluted earnings per share excluding the restructuring charges is a non-GAAP financial measure. The most comparable GAAP measure is Diluted earnings per share. The Company uses Diluted earnings per share excluding the restructuring charges to facilitate the evaluation of the Company’s performance. The Company believes that providing Diluted earnings per share excluding the impacts of the restructuring charges is useful to investors for comparability between periods and allows investors to evaluate the impacts of the restructuring charges separately. For the three and twelve months ended May 31, 2023, there were no material restructuring charges impacting comparability.